EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Technology Solutions Company of our report dated January 29, 2003, except for Note 22 which is as of February 4, 2003 (as included in Form 10-K for the year ended December 31, 2002) relating to the financial statements and financial statement schedule, which appear in Technology Solutions Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
April 1, 2005